Exhibit 99.1

Major Tenant Occupies Presidio Property Trust North Dakota Property

San Diego, CA – April 8, 2024 – (NASDAQ: SQFT; SQFTP) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”), has announced that KLJ Engineering LLC, which previously signed a long-term lease agreement to occupy 33,296 square feet at its Grand Pacific Center office building in Bismarck, North Dakota, commenced occupancy in December, 2023. This lease results in the addition of $536,080 in annualized base rent effective March 1st, 2024.

“We are pleased to have successfully navigated a lengthy and complex building improvement project to facilitate KLJ’s occupancy at Grand Pacific Center,” said Jack Heilbron, President and Chief Executive Officer of Presidio. “We expect KLJ’s occupancy to create additional synergies at the property, as well as drive traffic to Downtown Bismarck businesses. Considering the challenges posed by Covid and the highest rate of monetary tightening in over 40 years, we’re proud of this accomplishment”

“Due to KLJ’s move-in as well as other leasing activity, we are pleased that Grand Pacific Center is 89% leased, which has solidified the property’s position as the top office building in Downtown Bismarck,” said Gary Katz, Chief Investment Officer of Presidio.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located in Arizona, Illinois, Texas, Wisconsin, and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing several properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio owns approximately 6.5% of the outstanding common stock of Conduit Pharmaceuticals Inc., a disease agnostic multi-asset clinical-stage disease-agnostic life science company providing an efficient model for compound development. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com .

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes please refer to the Company’s filings with the SEC, including those under “Risk Factors” therein, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244